Exhibit 99.2

11 June 2019

Amcor completes acquisition of Bemis, creating the global leader in consumer packaging

CHICAGO & MELBOURNE, Australia — Amcor today announces the successful completion of its acquisition of Bemis Company Inc., effective 11 June 2019.   The combined company will now operate as Amcor plc (Amcor), trading on the New York Stock Exchange under the ticker symbol “AMCR” and the Australian Securities Exchange under the ticker symbol “AMC.”  Amcor is included in both the S&P 500 and S&P/ASX 200 indices.

Amcor Chief Executive Officer Ron Delia described the acquisition as “a significant milestone as two strong companies with histories each dating back over 150 years look forward to one great future.”

“The acquisition of Bemis brings additional scale, capabilities and footprint that will strengthen Amcor’s industry leading value proposition and generate significant value for shareholders.” said Mr. Delia.

Amcor makes responsible packaging for food, beverage, pharmaceutical, medical, home- and personal-care, and other consumer products.  The company generates more than USD 13.4 billion in revenues from operations at approximately 245 locations in more than 40 countries.

“As the global leader in consumer packaging, Amcor is uniquely positioned to capitalize on shifting consumer preferences, an evolving customer and retail landscape, and the increasing need to develop packaging that best protects the product as well as the environment.” said Mr. Delia.

“We are delighted to welcome our new employees, customers and shareholders” said Mr. Delia. “This is the first day of an exciting and even stronger future for Amcor and all of our stakeholders.”

For further information please contact:

Investors Tracey Whitehead Head of Investor Relations Amcor +61 3 9226 9028 tracey.whitehead@amcor.com Liz Cohen KekstCNC +1 212 521 4845 liz.cohen@kekstcnc.com	Media — Australia James Strong Citadel-MAGNUS +61 448 881 174 jstrong@citadelmagnus.com	Media — Europe Ernesto Duran Head of Global Communications Amcor +41 78 698 69 40 ernesto.duran@amcor.com	Media — North America Daniel Yunger KekstCNC +1 212 521 4879 daniel.yunger@kekstcnc.com

About Amcor

Amcor (NYSE: AMCR; ASX: AMC; www.amcor.com) is a global leader in developing and producing high-quality, responsible packaging for a variety of food, beverage, pharmaceutical, medical-device, home- and personal-care and other products. Amcor works with leading companies around the world to protect their products and the people who rely on them, differentiate brands, and improve supply chains, through a broad range of flexible packaging, rigid containers, specialty cartons, closures and services. The company’s 49,000 people generate more than USD 13.4 billion in revenues from operations that span around 245 locations in more than 40 countries.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Amcor Limited (“Amcor”), its subsidiary Amcor plc (f/k/a Arctic Jersey Limited) (“New Amcor”) and Bemis Company, Inc. (“Bemis”) have identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “possible,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “estimate,” “potential,” “outlook” or “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Forward-looking statements in this communication include, without limitation, statements about the anticipated benefits of the contemplated transactions, including future financial and operating results and expected synergies and cost savings related to the contemplated transactions, the plans, objectives, expectations and intentions of Amcor, New Amcor or Bemis and the expected timing of the completion of the contemplated transactions. Such statements are based on the current expectations of the management of Amcor or Bemis, as applicable, are qualified by the inherent risks and uncertainties surrounding future expectations generally, and actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. None of Amcor, New Amcor or Bemis, or any of their respective directors, executive officers or advisors, provide any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements will actually occur. Risks and uncertainties that could cause results to differ from expectations include, but are not limited to: uncertainties as to the timing of the contemplated transactions; uncertainties as to the approval of the transactions by Bemis’ and Amcor’s shareholders, as required in connection with the contemplated transactions; the possibility that a competing proposal will be made; the possibility that the closing conditions to the contemplated transactions may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary approval; the effects of disruption caused by the announcement of the contemplated transactions or the performance of the parties’ obligations under the transaction agreement making it more difficult to maintain relationships with employees, customers, vendors and other business partners; the risk that shareholder litigation in connection with the contemplated transactions may affect the timing or occurrence of the contemplated transactions or result in significant costs of defense, indemnification and liability; uncertainties as to the availability and terms of refinancing for the existing indebtedness of Amcor or Bemis in connection with the contemplated transactions; uncertainties as to whether and when New Amcor may be listed in the US S&P 500 index and the S&P / ASX 200 index; uncertainties as to whether, when and in what amounts future dividend payments may be made by Amcor, Bemis or New Amcor; other business effects, including the effects of industry, economic or political conditions outside of the control of the parties to the contemplated transactions; transaction costs; actual or contingent liabilities; disruptions to the financial or capital markets; other risks and uncertainties discussed in Amcor’s disclosures to the Australian Securities Exchange (“ASX”), including the “2018 Principal Risks” section of Amcor’s Annual Report 2018; and other risks and uncertainties discussed in Bemis’ filings with the U.S. Securities and Exchange Commission (the “SEC”), including the “Risk Factors” section of Bemis’ annual report on Form 10-K for the fiscal year ended December 31, 2018. You can obtain copies of Amcor’s disclosures to the ASX for free at ASX’s website (www.asx.com.au). You can obtain copies of Bemis’ filings with the SEC for free at the SEC’s website (www.sec.gov). Forward-looking statements included herein are made only as of the date hereof and none of Amcor, New Amcor or Bemis undertakes any obligation to update any forward-looking statements, or any other information in this communication, as a result of new information, future developments or otherwise, or to correct any inaccuracies or omissions in them which become apparent, except as expressly required by law. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement.